Exhibit 99.1

PublicSquare Reports

Third Quarter 2023 Financial Results

Increased YoY Third Quarter Net Revenue by 16x

Launched EveryLife, the Company’s First Wholly-Owned Subsidiary

Introduced eCommerce Marketplace on November 1st, 2023

Reiterates Expectation of First Profitable Quarter in 2024

WEST PALM BEACH, Fla, November 14, 2023 — PSQ Holdings, Inc. (NYSE: PSQH) (“PublicSquare,” “the Company”), a leading marketplace of patriotic businesses and consumers, today announced financial results for the third quarter of 2023.

Michael Seifert, Chairman and Chief Executive Officer of PublicSquare, commented, “This was another transformational period for PublicSquare – having launched the business just over one year ago, listing on the NYSE, and building a commerce ecosystem for a network of Americans that are looking to spend their hard-earned money with values-aligned brands. Excluding discounts, we saw revenue increase sequentially by over 300% compared to the second quarter of this year, and we continued to witness a rapid increase of new business vendors and consumers joining our platform. We are in the early innings of a high-quality revenue model, with strong consolidated margins, driven by eCommerce, advertising, and wholly-owned brands like EveryLife and PSQ Link. Looking closer at our financials, excluding transaction costs, our third-quarter performance illustrates that our business can generate strong margins and recurring cash flow at scale. PublicSquare is building the parallel economy that will transform the way millions of Americans conduct commerce and we’re grateful for the early milestones we’ve achieved.”

3Q 2023 HIGHLIGHTS

●	Increased net revenue by 283% and 1,529% to $2.0 million compared to second quarter of 2023 and third quarter of 2022, respectively (inclusive of discounts & returns)

●	Increased PublicSquare marketplace revenue by 65% and 602% to $0.9 million compared to second quarter of 2023 and third quarter of 2022, respectively

●	Launched EveryLife, a wholly-owned baby-care brand, in July of 2023, contributing over $1.0 million in new revenue in the quarter, of which 71% was subscription-based

●	Increased consumer members by 646% to 1.6 million compared to third quarter of 2022

●	Increased businesses on the platform by 224% to 71,000 compared to third quarter of 2022

●	Incurred $3.3 million in one-time transaction costs related to the business combination in third quarter of 2023

●	Ended the quarter with $25.3 million in cash and cash equivalents

YTD 2023 HIGHLIGHTS

●	Increased net revenue by 1,387% compared to YTD 2022

●	Increased PublicSquare marketplace revenue by 803% compared to YTD 2022

SUBSEQUENT EVENTS

●	On October 13, 2023, the Company launched PSQ Link, a subscription-based SaaS business CRM and management tool, for PublicSquare merchants

●	On October 24, 2023, the Company announced a partnership with Tucker Carlson’s digital media company, Last Country, Inc., to create content across Tucker’s X profile and emerging subscription platform, which will highlight the PublicSquare mission. This high-profile collaboration is slated to kick off during the fourth quarter of 2023

●	On November 1, 2023, the Company rebranded under PublicSquare which included the purchase of the domain name PublicSquare.com

●	On November 1, 2023, the Company launched its multi-vendor, single-cart shopping feature on desktop, mobile, and in-app experiences. The eCommerce marketplace highlights over 400,000 products and is a key component driving platform monetization

FORWARD-LOOKING CONSIDERATIONS

●	We expect elevated eCommerce research and development expenses to continue through the fourth quarter of 2023 and then step down and stabilize at a lower rate going forward in 2024

●	We expect general and administrative expenses to decrease going forward based on the completion of the business combination

●	We reiterate our expectation of achieving our first profitable quarter in 2024 and we do not anticipate any forthcoming capital raises to support the existing business

Third Quarter 2023 Prepared Remarks & Discussion

Management will host prepared remarks today at 4:30 pm ET. The live webcast and replay can be accessed at https://investors.publicsq.com. PublicSquare has utilized the Say Technologies platform to allow shareholders to submit questions to management in advance of the webcast. Management will respond to previously submitted, top questions that pertain to PublicSquare’s strategic priorities, business operations, financial position, and efforts to continue enhancing the business. To comply with U.S. securities laws and on the advice of counsel, the Company will not comment on other topics.

About PublicSquare

PublicSquare is an app and website that connects patriotic Americans to high-quality businesses that share their values, both online and in their local communities. The primary mission of the platform is to help consumers “shop their values” and put purpose behind their purchases. In just over one year since its nationwide launch, PublicSquare has seen tremendous growth and proven to the nation that the parallel, “patriotic” economy can be a major force in commerce. The platform has approximately 71,000 businesses from a variety of different industries and approximately 1.6 million consumer members. Additionally, PublicSquare leverages data and insights from the platform to assess its members’ needs and provide quality wholly-owned products, such as EveryLife diapers and wipes, to fill those needs. PublicSquare is free to join for both consumers and business owners alike, and to learn more, download the app on the App Store or Google Play, or visit PublicSquare.com.

About EveryLife Inc.

EveryLife Inc. began with a simple mission: to provide premium products for every baby, because every baby is a miracle from God who deserves to be loved, protected, and supported. At EveryLife, we believe in providing for — and protecting — the next generation. EveryLife Inc. was acquired by PublicSquare in February 2023 and launched on July 13, 2023 as a wholly-owned baby-care brand selling diapers and wipes. To learn more, please visit everylife.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Any statements other than statements of historical fact contained herein are forward-looking statements. Such forward-looking statements include, but are not limited to, expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding PublicSquare, anticipated product launches, our products and markets, future financial condition, expected future performance and market opportunities of PublicSquare. Forward-looking statements generally are identified by the words “anticipate,” “believe,” “could,” “expect,” “estimate,” “future,” “intend,” “may,” “might,” “strategy,” “opportunity,” “plan,” “project,” “possible,” “potential,” “project,” “predict,” “scales,” “representative of,” “valuation,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, and in this press release, include our expectation of our first profitable quarter in 2024 and the number of products expected to be on our app; however, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including, without limitation: (i) the outcome of any legal proceedings that may be instituted against PublicSquare related to the business combination with Colombier, (ii) changes in the competitive industries and markets in which PublicSquare operates, variations in performance across competitors, changes in laws and regulations affecting PublicSquare’s business and changes in the combined capital structure, (iii) the ability to implement business plans, growth, marketplace and other expectations, and identify and realize additional opportunities, (iv) risks related to PublicSquare’s limited operating history, the rollout and/or expansion of its business and the timing of expected business milestones, including Every Life, PSQ Link, E-commerce, and the Tucker Carlson partnership, (v) risks related to PublicSquare’s potential inability to achieve or maintain profitability and generate significant revenue, (vi) the ability to raise capital on reasonable terms as necessary to develop its products in the timeframe contemplated by PublicSquare’s business plan, (vii) the ability to execute PublicSquare’s anticipated business plans and strategy, (viii) the ability of PublicSquare to enforce its current or future intellectual property, including patents and trademarks, along with potential claims of infringement by PublicSquare of the intellectual property rights of others, (ix) actual or potential loss of key influencers, media outlets and promoters of PublicSquare’s business or a loss of reputation of PublicSquare or reduced interest in the mission and values of PublicSquare. and the segment of the consumer marketplace it intends to serve, and (x) the risk of economic downturn, increased competition, a changing regulatory landscape and related impacts that could occur in the highly competitive consumer marketplace, both online and through “bricks and mortar” operations. The foregoing list of factors is not exhaustive. Recipients should carefully consider such factors and the other risks and uncertainties described and to be described in PublicSquare’s public filings with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Recipients are cautioned not to put undue reliance on forward-looking statements, and PublicSquare. does not assume any obligation to, nor intends to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. PublicSquare gives no assurance that PublicSquare will achieve its expectations.

Contacts:

For Investors:

investment@publicsq.com

For Media:

pr@publicsq.com

PSQ HOLDINGS, INC. (dba PublicSq.)

Condensed Consolidated Balance Sheets

	September 30, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$25,255,909	$2,330,405
Inventory	1,476,085	-
Prepaid expenses and other current assets	3,541,769	289,379
Accounts receivable	67,604	-
Total current assets	30,341,367	2,619,784
Intangible assets, net	2,532,063	1,267,673
Operating lease right-of-use asset	164,304	293,520
Property and equipment, net	132,246	26,723
Deposits	78,165	7,963
Total assets	$33,248,145	$4,215,663

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,714,385	$424,065
Accrued expenses	1,061,606	41,494
Deferred revenue	248,958	49,654
Current portion of operating lease liabilities	168,608	169,275
Total current liabilities	3,193,557	684,488
Earn-out liabilities	1,950,000	-
Warrant liabilities	16,599,500	-
Operating lease liabilities, non-current	-	129,762
Total liabilities	21,743,057	814,250
Commitments and contingencies (Note 14)
Stockholders’ equity
Preferred stock, $0.0001 par value; 50,000,000 authorized shares; no shares issued and outstanding as of September 30, 2023 and December 31, 2022	-	-
Class A Common stock, $0.0001 par value; 500,000,000 authorized shares; 24,340,075 shares and 11,806,007 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	2,434	1,181
Class C Common stock, $0.0001 par value; 40,000,000 authorized shares; 3,213,678 shares issued and outstanding as of September 30, 2023 and December 31, 2022	321	321
Additional paid in capital	68,033,896	12,383,475
Subscription receivable	-	(99,612)
Accumulated deficit	(56,531,563)	(8,883,952)
Total stockholders’ equity	11,505,088	3,401,413
Total liabilities and stockholders’ equity	$33,248,145	$4,215,663

PSQ HOLDINGS, INC. (dba PublicSq.)

Condensed Consolidated Statements of Operations (Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2023	2022	2023	2022
Revenues, net of returns and discounts of $232,597 and $0 for the three months ended September 30, 2023 and 2022, and $232,597 and $0 for the nine months ended September 30, 2023 and 2022, respectively	$2,030,900	$124,634	$2,938,641	$197,575
Costs and expenses:
Cost of sales – services (exclusive of depreciation and amortization shown separately below)	569,502	210,363	1,189,440	483,756
Cost of goods sold (exclusive of depreciation and amortization shown separately below)	903,672	-	903,672	-
Transaction costs incurred in connection with the Business Combination	3,309,597	-	7,048,177	-
General and administrative	4,311,199	993,488	7,448,015	2,175,612
Sales and marketing	3,670,309	429,455	6,739,149	954,501
Research and development	1,486,069	413,675	3,310,943	874,026
Depreciation and amortization	759,745	203,489	2,004,319	477,405
Total costs and expenses	15,010,093	2,250,470	28,643,715	4,965,300
Operating loss	(12,979,193)	(2,125,836)	(25,705,074)	(4,767,725)
Other income (expense):
Other income, net	119,957	328	173,644	8,174
Change in fair value of convertible notes	-	-	(14,571,109)	-
Change in fair value of earn-out liabilities	450,000	-	450,000	-
Change in fair value of warrant liabilities	(7,783,000)	-	(7,783,000)	-
Interest expense, net	(46,690)	-	(210,545)	-
Loss before income tax expense	(20,238,926)	(2,125,508)	(47,646,084)	(4,759,551)
Income tax benefit (expense)	262	4,208	(1,527)	3,495
Net loss	$(20,238,664)	$(2,121,300)	$(47,647,611)	$(4,756,056)

Net loss per common share, basic and diluted	$(0.77)	$(0.18)	$(2.38)	$(0.44)
Weighted-average shares outstanding, basic and diluted	26,265,627	11,982,103	20,058,726	10,705,779

PSQ HOLDINGS, INC. (dba PublicSq.)

Condensed Consolidated Statements of Cash Flows (Unaudited)

	For the nine months ended September 30,
	2023	2022
Cash Flows from Operating Activities
Net loss	$(47,647,611)	$(4,756,056)
Adjustment to reconcile net loss to cash used in operating activities
Amortization and depreciation	2,004,319	477,405
Share based compensation	2,095,889	-
Realized gain on short term investment	(173,644)	-
Change in fair value of convertible notes	14,571,109	-
Change in fair value of warrant liabilities	7,783,000	-
Change in fair value of earn-out liabilities	(450,000)	-
Noncash lease expense	129,216	13,042
Interest expense	58,455	-
Changes in operating assets and liabilities:
Accounts receivable	(67,604)	-
Prepaid expenses and other assets	(2,017,390)	(124,066)
Deposits	(70,202)	(5,463)
Accounts payable	8,648,290	90,788
Inventory	(1,476,085)	-
Accrued expenses	4,268,432	73,898
Deferred revenue	199,304	22,196
Operating lease payments	(130,429)	(8,822)
Net cash used in operating activities	(12,274,951)	(4,217,078)

Cash flows from Investing Activities
Software development costs	(1,840,066)	(1,058,672)
Purchases of short-term investments	(10,049,870)	-
Proceeds from the sale of short-term investments	10,223,514	-
Purchases of intangible assets	(86,600)	-
Purchases of property and equipment	(113,065)	(21,465)
Net cash used in investing activities	(1,866,087)	(1,080,137)

Cash flows from Financing Activities
Proceeds from the issuance of Convertible Notes Payable	22,500,000	-
Proceeds from reverse recapitalization	18,104,194	-
Transaction costs incurred in connection with Business Combination	(6,137,377)	-
Repayment of subscription payable	(400)	-
Proceeds from the issuance of common stock	2,600,125	5,433,365
Net cash provided by financing activities	37,066,542	5,433,365
Net increase in cash and cash equivalents	22,925,504	136,150
Cash and cash equivalents, beginning of period	2,330,405	399,403
Cash and cash equivalents, end of the period	$25,255,909	$535,553

Supplemental Cash Flow Information
Promissory notes converted to equity	$37,294,023	$-
Initial recognition of Earn-out liability	$2,400,000	$-
Acquisition of warrant liability	$8,816,500	$-
Recording of D&O tail insurance acquired by Colombier	$1,235,000	$-
Acquisition of tax liability	$957,982	$-
Stock for stock transfer	$1,334,500	$-
Cash paid for interest	$-	$-

Segments

As of September 30, 2023, the Company’s operating and reportable segments include:

●	Marketplace: PSQ has created a marketplace platform to access consumers that are drawn to patriotic values. The Company generates revenue from advertising revenues.

●	Brands: The first wholly-owned brand is EveryLife, Inc., which generates revenue from online sales of diapers and wipes.

Adjusted EBITDA is defined as earnings (loss) from operations less depreciation and amortization, share based compensation and transaction costs. Earnings (loss) from operations excludes interest, interest expense, (gain) loss on sale of equipment, change in fair value of financial instruments and other expenses. The Company believes that Adjusted EBITDA is an appropriate measure for evaluating the operating performance of the Company’s business segments because it is the primary measure used by the Company’s chief operating decision maker to evaluate the performance of and allocate resources to the Company’s businesses.

Segment performance, as defined by the Company, is not necessarily comparable to other similarly titled captions of other companies.

The following tables set forth the Company’s revenues, net and adjusted EBITDA for the three and nine months ended September 30, 2023 and 2022:

	For the three months ended September 30,		For the nine months ended September 30,
	2023	2022	2023	2022
Revenues, net:
Marketplace
Advertising sales	$875,546	$124,634	$1,783,287	$197,575
Brands
Product sales	1,387,951	-	1,387,951	-
Returns and discounts	(232,597)	-	(232,597)	-
Total Brand revenues, net	1,155,354	-	1,155,354	-
Total revenues, net	$2,030,900	$124,634	$2,938,641	$197,575

	For the three months ended September 30,		For the nine months ended September 30,
	2023	2022	2023	2022
Adjusted EBITDA:
Marketplace EBITDA	$(6,339,765)	$(1,922,347)	$(14,082,492)	$(4,290,320)
Brands EBITDA	(1,384,997)	-	(1,384,997)	-
Total adjusted EBITDA	(7,724,762)	(1,922,347)	(15,467,489)	(4,290,320)
Transaction costs incurred in connection with the Business Combination	(3,309,597)	-	(7,048,177)	-
Share-based compensation (exclusive of what is included in transaction costs above)	(1,185,089)	-	(1,185,089)	-
Depreciation and amortization	(759,745)	(203,489)	(2,004,319)	(477,405)
Other income, net	119,957	328	173,644	8,174
Change in fair value of warrant liabilities	(7,783,000)	-	(7,783,000)	-
Change in fair value of earn-out liabilities	450,000	-	450,000	-
Change in fair value of convertible notes	-	-	(14,571,109)	-
Income tax benefit (expense)	262	4,208	(1,527)	3,495
Interest expense, net	(46,690)	-	(210,545)	-
Net loss	$(20,238,664)	$(2,121,300)	$(47,647,611)	$(4,756,056)